Exhibit 10.2

FORFEITURE AGREEMENT

This Forfeiture Agreement (this “Agreement”) is made and entered into effective as of April 17, 2025, by and between (the “Investor”), ShoulderUp Technology Acquisition Corp. (“SUAC”), and ShoulderUp Technology Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). Investor, SUAC, and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms not defined herein shall have the same meaning as such terms have in the Agreements (as defined below).

RECITALS:

WHEREAS, the Investor, SUAC, and the Sponsor previously entered into three Non-Redemption Agreements dated effective as of April 19, 2023, November 10, 2023, and May 16, 2024 (the “NRA Agreements”);

WHEREAS, pursuant to the NRA Agreements, the Sponsor agreed to transfer to the Investor an aggregate of 413,333 SUAC Class B Common Stock in connection with SUAC’s completion of its Initial Business Combination (the “NRA Shares”);

WHEREAS, the Investor, SUAC, and the Sponsor entered into an Assignment and Assumption Agreement dated effective as of November 30, 2023 (the “Assignment Agreement”, and together with the NRA Agreements, the “Agreements”), pursuant to which the Investor was assigned title and interest to 100,000 SUAC Class B Common Stock (the “CC Shares”, and together with the NRA Shares, the “Investor Founder Shares”);

WHEREAS, on April 17 2025, SUAC, CID Holdco, Inc. and the Investor entered into that certain Non-Redemption Agreement (the “Non-Redemption Agreement”); and

WHEREAS, the Sponsor and SUAC desire for the Investor to forfeit, and the Investor hereby agrees to forfeit, the Investor Founder Shares which were to be transferred to the Investor under the Agreements;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1. Share Forfeiture. Immediately upon the consummation of the Business Combination (as defined in the Non-Redemption Agreement) and the payment of the Non-Redemption Payment (as defined in the Non-Redemption Agreement, the Investor hereby forfeits and agrees to the cancellation of the Investor Founder Shares and agrees that it shall not be transferred the Investor Founder Shares in connection with SUAC’s completion of its Initial Business Combination.

2. Entire Agreement. This Agreement represents the entire agreement of the parties to the Agreement and shall supersede all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

4. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Sponsor:

ShoulderUp Technology Sponsor, LLC

By:
	Name:	Phyllis W. Newhouse
	Title:	Managing Member

SUAC:

ShoulderUp Technology Acquisition Corp.

By:
	Name:	Phyllis W. Newhouse
	Title:	Chief Executive Officer

INVESTOR:

By:
Name:
Title:

By:
Name:
Title:

3